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                            BOECKH CAPITAL CO. LTD.

March 17, 2003


Mr. George C. McNamee
Chairman of the Board and
   Co-Chief Executive Officer
First Albany Companies
30 South Pearl Street
Albany, NY 12207-1599


Dear George:

I hereby resign as a director of First Albany Companies.

I am impelled to this course in particular by the action peremptorily taken at the last special meeting of the board of directors, held March 10, 2003, which significantly marginalized and diminished the role and influence of the independent directors. I believe this action, which contravenes the fundamentals of proper corporate governance I have sought to promote and uphold throughout my lengthy tenure as an outside director on this and other boards, will materially hinder, if not entirely prevent, me from functioning effectively as an independent director of the company and performing my duties to the company and its shareholders.

I ask that this letter be promptly disclosed by the company in a public filing, as required by the rules and regulations of the Securities and Exchange Commission.


Yours truly,





J. Anthony Boeckh


Cc: Walter Fiederowicz
    Alan Goldberg
    Hugh Johnson
    Dan McNamee
    Charles Schwager
    Benaree P. Wiley
    Stephen Wink


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